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                                                                    Exhibit 3.18

                         CERTIFICATE OF INCORPORATION

                                      OF

                  FRONTIERVISION HOLDINGS CAPITAL CORPORATION
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          FIRST.    The name of the Corporation is FrontierVision Holdings
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Capital Corporation.

          SECOND.   The registered office of the Corporation in the State of
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Delaware is located at 1013 Centre Road, in the City of Wilmington, County of
New Castle. The registered agent in charge thereof is The Prentice-Hall Corporation System, Inc.

          THIRD.    The nature of the business to be conducted and promoted by
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the Corporation and the purpose of the Corporation shall be to borrow money and issue evidences of indebtedness as co-obligor with FrontierVision Holdings, L.P., a limited partnership organized and operating under the laws of the State of Delaware, and to take any and all other action necessary or appropriate in connection therewith or incidental thereto and for no other purposes.

          FOURTH.   The amount of the total authorized capital stock of this
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Corporation shall be One Thousand (1,000) shares of voting common stock, with a par value of one cent ($.01) per share.

          FIFTH.    The name and mailing address of the sole incorporator is as
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follows:

                    Seth E. Bravin
                    1200 New Hampshire Avenue, N.W.
                    Suite 800
                    Washington, D.C.  20036

          SIXTH.    The Corporation is to have perpetual existence.
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          SEVENTH.  The by-laws of the Corporation may be made, altered,
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amended, changed, added to or repealed by the board of directors without the assent or vote of the stockholders.

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          EIGHTH.   Elections of directors need not be by written ballot unless
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the by-laws of the Corporation shall so provide.

          NINTH.    Meetings of stockholders may be held within or without the
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State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

          TENTH.    Whenever a compromise or arrangement is proposed between the
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Corporation and its creditors or any class of them and/or between the
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          ELEVENTH. A director shall not be personally liable to the Corporation
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or its stockholders for monetary damages for

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breach of fiduciary duties as a director, provided that the liability of a director (i) for any breach of the director's loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or (iv) for any transaction from which the director derived an improper personal benefit shall not be eliminated or limited hereby. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to any provision of this certificate of incorporation in accordance with subsection (a) of Section 141 of Title 8 of the Delaware Code, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by Title 8 of the Delaware Code.

          TWELFTH.  The Corporation reserves the right to amend, alter, change
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or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          The undersigned, Seth E. Bravin, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set his hand and seal.


                              /s/Seth E. Bravin
                              ----------------------------
                              Seth E. Bravin, Incorporator

Dated:    August 22, 1997